As filed with the Securities and Exchange Commission on June 25, 1997
                                                    Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549-1004
                           ------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           ------------------------
                               Exide Corporation
             (Exact name of registrant as specified in its charter)

                   Delaware                            23-0552730
        (State or other jurisdiction of             (I.R.S. Employer
        incorporation or organization)             Identification No.)

                           1400 North Woodward Avenue
               Bloomfield Hills, Michigan  48304  (810) 258-0080

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Bernard F. Stewart
             Executive Vice President, Legal and Government Affairs
                               Exide Corporation
                           1400 North Woodward Avenue
               Bloomfield Hills, Michigan  48304  (810) 258-0080

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           ------------------------

                                   Copies to:

                            Carter W. Emerson, P.C.
                                Kirkland & Ellis
                            200 East Randolph Drive
                    Chicago, Illinois 60601  (312) 861-2000

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box. [_]
                           ------------------------

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================================
 Title of Each Class of Securities to    Amount to be      Proposed Maximum          Proposed Maximum          Amount of
            be Registered                 Registered      Offering Price Per     Aggregate Offering Price     Registration
                                                               Share (1)                   (1)                    Fee
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par
value per share...............          366,009 shares         $20.69                  $7,572,726.21           $2,294.77
--------------------------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with rule 457(c) solely for the purposes of determining the registration fee.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                366,009 Shares

                               Exide Corporation

                                 Common Stock
                               ($0.01 Par Value)

     This Prospectus relates to 366,009 shares of Common Stock, $0.01 par value per share (the "Shares"), of Exide Corporation (the "Company"). All of the Shares offered hereby are offered for the account of and may be sold from time to time by BmU Beteiligungsgesellschaft fur mittelstandische Unternehmen mbH, a corporation organized under the laws of the Federal Republic of Germany (the "Selling Stockholder"). The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder. The Shares have been issued to the Selling Stockholder by the Company in a private transaction immediately prior to the effectiveness of the Registration Statement on Form S-3 of which this Prospectus forms a part. See "Use of Proceeds," "Plan of Distribution" and "Selling Stockholder."

     The Selling Stockholder has advised the Company that the Shares may be offered from time to time, as determined by market conditions, in ordinary brokerage transactions on the New York Stock Exchange, including by means of one or more block trades or special offerings, through brokers, dealers or agents of the Selling Stockholder, or in other transactions as described in greater detail below under "Plan of Distribution."

                         -----------------------------

     The Common Stock is listed on the New York Stock Exchange under the symbol EX. The closing sale price of the Common Stock on the New York Stock Exchange on June 18, 1997 was $20.50 per share. The Company has agreed to pay for the expenses of the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act") and the preparation of this Prospectus.

                         -----------------------------

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION NOR HAS THE SECURITIES AND
                  EXCHANGE COMMISSION OR ANY STATE SECURITIES
                    COMMISSION PASSED UPON THE ACCURACY OR
                       ADEQUACY OF THIS PROSPECTUS. ANY
                        REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.

                         -----------------------------

     No person has been authorized by the Company to give any information or to make any representation not contained or incorporated by reference in this Prospectus in connection with the offer described herein, and any information or representation not contained or incorporated by reference herein must not be relied upon as having been authorized by the Company or the Selling Stockholder. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer in such jurisdiction, nor an offer to sell or a solicitation of an offer to buy any securities other than those offered hereby. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change since the date hereof in the affairs of the Company or in the information set forth herein.

                         -----------------------------

                 The date of this Prospectus is ________, 1997

                   FORWARD-LOOKING STATEMENTS; RISK FACTORS

THIS PROSPECTUS, INCLUDING THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE, INCLUDES "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"). ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACTS INCLUDED IN THIS PROSPECTUS AND INCORPORATED BY REFERENCE HEREIN REGARDING THE COMPANY'S FINANCIAL POSITION AND BUSINESS STRATEGY MAY CONSTITUTE FORWARD-LOOKING STATEMENTS. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, IT CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT. THE COMPANY'S CORE BUSINESS, THE DESIGN, MANUFACTURE AND SALE OF LEAD ACID BATTERIES, AND THE COMPANY'S STRUCTURE INVOLVES RISK AND UNCERTAINTY. IMPORTANT FACTORS AND RISKS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE COMPANY'S EXPECTATIONS INCLUDE (A) THE ADVERSE EFFECT OF UNSEASONABLE WEATHER (WARM WINTERS AND COOL SUMMERS) ON THE DEMAND FOR THE PRINCIPAL PRODUCT OF THE COMPANY, LEAD ACID BATTERIES, (B) THE RESTRICTIONS PLACED ON THE COMPANY'S OPERATING AND FINANCIAL FLEXIBILITY BY ITS SUBSTANTIAL DEBT AND DEBT SERVICE REQUIREMENTS, (C) THE ABILITY OF THE COMPANY TO REALIZE ITS NET OPERATING LOSS CARRY FORWARDS, (D) FLUCTUATIONS IN THE PRICE OF LEAD, THE LARGEST COMPONENT OF LEAD ACID BATTERIES, (E) POSSIBLE ENVIRONMENTAL LIABILITIES ASSOCIATED WITH THE MANUFACTURING OF LEAD ACID BATTERIES, (F) THE CURRENCY RESTRICTIONS AND EXCHANGE RATE FLUCTUATIONS ASSOCIATED WITH THE COMPANY'S FOREIGN OPERATIONS, (G) COMPETITIVENESS OF THE BATTERY MARKETS IN NORTH AMERICA AND EUROPE AND (H) THE SUCCESS OF RESTRUCTURING ACTIVITIES AND INTEGRATION OF ACQUISITIONS. ALL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE COMPANY OR PERSONS ACTING ON ITS BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS.


                             AVAILABLE INFORMATION

          The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act, covering the sale of the Shares by the Selling Stockholder from time to time. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission and to which reference is hereby made. Statements herein concerning the provisions of any documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. The Registration Statement may be inspected and copied at the public reference facilities maintained by the Commission referred to below.

          The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed with the Commission by the Company pursuant to the Exchange Act may be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials may be obtained at prescribed rates by writing the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. In addition, reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, Inc., 11 Wall Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents, which have been filed by the Company with the Commission, are incorporated herein by reference:

          1.   Annual Report on Form 10-K for the fiscal year ended March 31,
1996.

          2. Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1996, September 29, 1996 and December 29, 1996.

          3. The description of Common Stock contained in the Company's registration statement on Form S-1 (File No. 33-56581) filed on November 23, 1994.

          All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the sale of the Shares offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents not specifically described above. Requests for such documents should be directed to Exide Corporation, 1400 North Woodward Avenue, Bloomfield Hills, Michigan, 48304, telephone (810) 258-0080, Attention: Investor Relations.

                                  THE COMPANY

          The Company is the leading manufacturer and marketer of starting, lighting and ignition ("SLI") batteries in the world. The Company had consolidated net sales of $2.3 billion in each of fiscal 1996 and 1997.

North America

          The Company has a unit market share in SLI batteries of approximately 39% in the United States and Canada, based on information provided by an industry trade association.

          Over 80% of all automotive batteries sold in the United States and Canada are sold in the aftermarket, and in fiscal 1996 approximately 88% of the Company's unit sales were of automotive replacement batteries. The aftermarket is influenced more by the age and number of vehicles in service than new production levels and tends to be less cyclical than the original equipment manufacturing ("OEM") market. In April 1994, Sears, Roebuck & Co., one of the largest retailers of SLI batteries in the United States, selected the Company as the primary supplier of its batteries, including the Die Hard(R) brand. In addition, the Company announced on June 10, 1997 that it was selected by Sears, Roebuck & Co. to expand the relationship as its principal battery supplier to Sears and affiliated companies including Sears Auto Centers, Sears Hardware and its new NTB National Tire and Battery stores as well as supplying Die Hard(R) brand batteries to Western Auto. The Company is the leading supplier of 16 of the 20 largest battery retailers in the United States, including NAPA Distribution Centers, Kmart, CSK Corporation and The Pep Boys-Manny, Moe & Jack as well as Sears, Roebuck & Co. The Company also produces SLI batteries for the OEM market in North America, principally for Chrysler Corporation for whom it is the primary supplier. In addition, the Company produces SLI batteries for commercial applications such as trucks, farm equipment and other off-road vehicles, as well as specialty batteries for marine and garden tractor applications.

          Current management, which is led by Arthur M. Hawkins, Chairman, President and Chief Executive Officer, who joined Exide in 1985, has transformed the Company into a marketing-driven business by developing a new customer base focused on leading mass-merchandisers, auto supply chains and wholesalers and introducing merchandise displays, innovative packaging and programs to assist customers in marketing and inventory management. To support and expand this customer base, the Company has expanded its Company-owned distribution system from 12 wholesale branch outlets in 1985 to over 130 today. These outlets, which distribute Company batteries to both large accounts and local dealers and other small volume customers, also allow the Company to collect used batteries for recycling in its lead smelters as part of its recycling program aimed at reducing costs and protecting the environment. In addition, in recent years the Company has introduced several new products including a sealed recombinant battery, an advanced line of maintenance-free batteries and an emergency vehicle battery. The Company markets its products in North America under various trademarks including Exide(R), Willard(R) and Prestolite(R).

     For fiscal 1997, the Company's North American operations accounted for approximately 37.4% of the Company's consolidated revenues.

Europe

     The Company has become Europe's largest producer and marketer of SLI batteries and industrial batteries through its acquisitions of B.I.G. Batteries Group Limited, Sociedad Espanola del Acumulador Tudor, S.A. and Compagnie Europeenne d' Accumulateurs S.A. ("CEAC"), as well as its assumption of the customers of Gemala Battery Company Limited. The Company is a leading competitor in the following European countries: France, Spain, Italy, Germany, the United Kingdom, Sweden, Denmark, Finland, Norway, Poland, Turkey, Belgium, The Netherlands, Luxembourg, Greece and Portugal. The Company holds a market share in SLI batteries of approximately 38% and a market share in industrial batteries of approximately 39% in Europe.

     The Company is an established producer of SLI batteries for the European OEM market and is one of the long-term major suppliers of Fiat, Volkswagen, Audi, Seat, Skoda Automobilova, Peugeot, Citroen, Renault, Volvo and the European operations of Ford. The Company's European SLI brands are well known for high quality, including its Anker(TM), BIG(TM), Exide(TM), Fulmen(TM), Hagen Batterie(TM), LYAC Power(TM), Magneti Marelli(TM), SONNAK(TM), Sonnenschein(TM) and Tudor(TM) brands. The Company has also enjoyed long-standing relationships with its standby battery customers, including telecommunications companies and European navies, and traction battery customers, including the electric vehicle operations of the Linde group (Still, LL Fenwicks and Lansing), Clark and Jungheinrich. As in the automotive market, the Company's European industrial brands, including ASTA(TM), Chloride Motive Power(TM), Fulmen(TM), Hagen Batterie(TM), Sonnenschein(TM) and TS(TM) are recognized in their markets for high quality.

     For fiscal 1997, the Company's European operations represented approximately 62.6% of the Company's consolidated revenues.

     The above described trademarks and trade names of the Company and its subsidiaries are registered or otherwise protected under laws of various jurisdictions. The Company's principal executive offices are located at 1400 North Woodward Avenue, Bloomfield Hills, Michigan 48304, telephone number (810) 258-0080.

                              RECENT DEVELOPMENTS

     In April 1997, Exide Holding Europe ("Exide Europe"), a wholly-owned European subsidiary of the Company, privately issued 9 1/8% Senior Notes due 2004 in the principal amount of approximately $103 million. The proceeds of such offering were used to repay a portion of the borrowings under the facilities agreement (the "Facilities Agreement") of certain European subsidiaries of the Company with a group of lenders. Also in April 1997, the Company and certain of its subsidiaries entered into an agreement to acquire three related German producers and marketers of SLI and industrial batteries, DETA Akkumulatorenwerk GmbH, MAREG Accumulatoren GmbH and FRIWO SILBERKRAFT GmbH (together "DETA") for approximately $35 million plus assumed debt of approximately $68 million. Such acquisition is expected to be financed with borrowings under the Facilities Agreement and is subject to, among other things, the approval of competition authorities. DETA competes in most western European countries and is the largest supplier of SLI batteries to BMW in Germany.

     In May 1997, the Company retired pursuant to a tender offer approximately 98% of its 12 1/4% Senior Subordinated Deferred Coupon Debentures due 2004 for approximately $104 million, resulting in an extraordinary loss of approximately $6.0 million, and entered into a supplemental indenture which eliminated a substantial number of such Debentures' restrictive covenants and certain of their events of default. The tender offer was financed with borrowings under the Company's U.S. credit agreement. Also in May 1997, certain of the Company's European subsidiaries established facilities under which they sold and will continue to sell trade accounts receivable. The initial proceeds of such facilities, approximately $145 million, were used to repay borrowings under the Facilities Agreement.

     Also in May 1997, the Company's Board of Directors approved, based upon the recommendation of the Compensation Committee of the Board and subject to approval of the Company's stockholders, plans pursuant to which (i) its outside directors will receive at least 50% (and more if they so elect) of their Board and committee fees in Common Stock and (ii) a one-time grant, subject to five-year vesting, was made to each outside director of 2,442 shares of Common Stock. In addition, Mr. George J. Tinker, Chairman and Chief Executive of Exide Europe, announced his resignation from such position in May 1997.


                              SELLING STOCKHOLDER

     The Shares have been issued to the Selling Stockholder immediately prior to the effectiveness of the Registration Statement pursuant to a letter agreement, executed on July 9, 1996 and July 23, 1996, between the Company and the Selling Stockholder.

     CEAC, an indirect wholly-owned subsidiary of the Company, and the Selling Stockholder are parties to the Share Purchase and Transfer Agreement, dated as of January 16, 1996, whereby CEAC purchased the minority interest of the Selling Stockholder in Sonnenschein GmbH, a German battery producer, in exchange for shares of Common Stock of the Company. The Company agreed to issue the Shares to the Selling Stockholder as additional consideration for such minority interest.

     As of the date of this Prospectus, the Shares are the only shares of the Company's Common Stock beneficially owned by the Selling Stockholder.

                                USE OF PROCEEDS

     The Selling Stockholder will receive all proceeds from the sale of the Shares, less any brokerage fees, commissions or discounts associated with the such sales. The Company has agreed to pay the registration, accounting, legal and other fees in connection with this offering, which are estimated to be $29,294.77.


                              PLAN OF DISTRIBUTION

     The Company will not receive any of the proceeds from the sale of the Shares offered hereby. The Selling Stockholder has advised the Company that the Shares may be offered, from time to time, as determined by market conditions, by any of the following means, or any combination thereof: (i) ordinary brokerage transactions on the New York Stock Exchange and transactions in which a broker, dealer or agent of the Selling Stockholder solicits purchasers; (ii) block trades in accordance with the rules of the New York Stock Exchange in which a broker, dealer or agent of the Selling Stockholder may attempt to sell the Shares as agent but may position and resell all or a portion of the block as principal to facilitate the transactions; (iii) "off-board" secondary distributions, exchange distributions or special offerings in accordance with the rules of the New York Stock Exchange in which a broker, dealer or agent of the Selling Stockholder may act as principal or agent; (iv) sales to a broker, dealer or agent of the Selling Stockholder in which such broker, dealer or agent of the Selling Stockholder purchases the Shares as principal and resells the Shares for its own account pursuant to a prospectus supplement; (v) sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise, for the Shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to institutions or individual purchasers. The Shares are expected to be sold at prices prevailing at the time of sale, and it is anticipated that the offering prices will not exceed the last reported sale price for the Common Stock of the Company on the New York Stock Exchange immediately prior to the determination thereof. Any brokerage commissions or other compensation paid by the Selling Stockholder are not expected to exceed those customary in the types of transactions involved. A broker, dealer or agent of the Selling Stockholder may also receive compensation from purchasers of the Shares which is not expected to exceed that customary in the types of transactions involved.

     In connection with the sale of the Shares offered hereby, any participating broker, dealer or agent of the Selling Stockholder may be deemed to be an underwriter within the meaning of the Securities Act, in which event the brokerage commissions or discounts received by any such person may be deemed to be underwriting compensation. To the extent required by the Securities Act, additional information relating to the specific shares offered, the price at which such shares are offered and the particular selling arrangements, if any, made with any broker, dealer or agent in connection therewith (including any applicable commissions or discounts) will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the Registration Statement of which this Prospectus is a part.


                                 LEGAL MATTERS

     Certain legal matters with respect to the Shares will be passed upon for the Company by Kirkland & Ellis, a partnership including professional corporations, Chicago, Illinois.


                                    EXPERTS

     The audited consolidated financial statements and schedule of the Company for the fiscal year ended March 31, 1996 incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto dated June 28, 1996, and are included herein in reliance upon the authority of said firm as experts in giving said report.

               PART II - INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

     The following is a statement of estimated expenses of the issuance and distribution of the securities being registered (other than brokerage fees and commissions), all of which are being paid by the Company:

Securities and Exchange Commission Registration Fee........ $ 2,294.77
Accounting Fees and Expenses...............................   2,000
Legal Fees and Expenses....................................  15,000
Miscellaneous Expenses.....................................  10,000
                                                            ----------
          Total............................................ $29,294.77
                                                            ==========

     All of the above, other than the SEC registration fee, are estimated.

Item 15.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the "DGCL") permits indemnification of directors, employees and agents of corporations under certain conditions and subject to certain limitations. The Company's certificate of incorporation and bylaws provide that the Company shall indemnify each person who is or was an officer or director of the Company to the fullest extent permitted by Section 145 of the DGCL as currently in effect or as the same may be amended (but only to provide broader indemnification) in the future. The Company's certificate of incorporation provides that to the fullest extent permitted by the DGCL, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as director.


Item 16.  Exhibits.

     See Index to Exhibits.


Item 17.  Undertakings.

     The undersigned Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reading, Pennsylvania, as of June 25, 1997.

                                       EXIDE CORPORATION


                                       By: /s/ Alan E. Gauthier
                                          ----------------------------------
                                               Alan E. Gauthier
                                               Executive Vice President and
                                               Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Alan E. Gauthier and Catherine B. Hnatin and each of them as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or substitute or substitutes may lawfully do or cause to be done by virtue hereof.


       Signature                            Title                           Date
       ---------                            -----                           ----
/s/ Arthur M. Hawkins     Chairman of the Board, Chief Executive     June 25, 1997
------------------------  Officer and President (Principal
Arthur M. Hawkins         Executive Officer)

/s/ Alan E. Gauthier      Executive Vice President, Chief            June 25, 1997
------------------------  Financial Officer and Director (Principal
Alan E. Gauthier          Financial and Accounting Officer)

/s/ Douglas N. Pearson    Executive Vice President, President -      June 25, 1997
------------------------  North American Operations and Director
Douglas N. Pearson

/s/ Earl Dolive           Director                                   June 25, 1997
------------------------
Earl Dolive

/s/ Robert H. Irwin       Director                                   June 25, 1997
------------------------
Robert H. Irwin

/s/ Thomas J. Reilly, Jr.  Director                                  June 25, 1997
------------------------
Thomas J. Reilly, Jr.

/s/ Arthur R. Taylor      Director                                   June 25, 1997
------------------------
Arthur R. Taylor

/s/ James T. Watson       Director                                   June 25, 1997
------------------------
James T. Watson

                               INDEX TO EXHIBITS


Exhibit
Number                                           Description
------                                           -----------
4.1        Restated Certificate of Incorporation of the Company.

4.2*       Restated Bylaws of the Company, incorporated by reference to Exhibit 3.2 to the
           Company's Registration Statement on Form S-1 (File No. 33-68016), as amended.

5          Opinion of the Executive Vice President, Legal and Government Affairs, of the Company.

23.1       Consent of the Executive Vice President, Legal and Government Affairs, of the Company
           (included in Exhibit 5).

23.2       Consent of Arthur Andersen LLP.

24**       Power of Attorney.


---------------------
      *  Incorporated by reference.
      ** Included in Signature page on II-3